SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2005

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 3, 2005, Powerwave Technologies, Inc. (the “Company”) entered into amendments to the Change of Control and Severance Agreements between the Company and Ronald Buschur, dated August 1, 2003. The Change of Control and Severance Agreements were amended to: (i) reflect that Mr. Buschur is the Chief Executive Officer of the Company; and (ii) change the severance pay payable under such agreements from two times the employee’s total annual compensation to three times the employee’s annual compensation. Copies of the amendments to the Change of Control Agreement and the Severance Agreement are attached hereto as Exhibits 99.1 and 99.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

The following exhibits are filed as part of this report:

Exhibit Number	Description
99.1	Amendment to Severance Agreement between Powerwave Technologies, Inc. and Ronald Buschur dated May 3, 2005.

99.2	Amendment to Change of Control Agreement between Powerwave Technologies, Inc. and Ronald Buschur dated May 3, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2005		POWERWAVE TECHNOLOGIES, INC

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Senior Vice President, Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Amendment to Severance Agreement between Powerwave Technologies, Inc. and Ronald Buschur dated May 3, 2005.

99.2	Amendment to Change of Control Agreement between Powerwave Technologies, Inc. and Ronald Buschur dated May 3, 2005.

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